Exhibit 10.1

NOVELL, INC.

2000 STOCK PLAN

Amended April 3, 2003

Amended May 13, 2008

1.  Purposes of the Plan. The purposes of this Novell, Inc., 2000 Stock Plan are:

—	to attract and retain the best available personnel,
—	to provide additional incentive to Employees, Directors and Consultants, and
—	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Common Stock Equivalents may also be granted or awarded under the Plan. The Administrator may determine that Shares may be issued under the Plan to satisfy the Company’s obligations under the Novell, Inc. Stock-Based Deferred Compensation Plan.

2.  Definitions. As used herein, the following definitions shall apply:

    (a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b)  “Annual Retainer Fee” means the annual fee to which an Outside Director is entitled for serving as a Director during a fiscal year of the Company, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board or fees for other services provided to the Company.

    (c)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

    (d)  “Award” means an award of Options, Stock Purchase Rights or Common Stock Equivalents pursuant to the terms of the Plan.

    (e)  “Board” means the Board of Directors of the Company.

    (f)  “Code” means the Internal Revenue Code of 1986, as amended.

    (g)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (h)  “Common Stock” means the common stock of the Company.

    (i)  “Common Stock Equivalent” means an unfunded and unsecured right to receive Shares in the future that may be granted to a Director pursuant to Section 12.

    (j)  “Common Stock Equivalent Agreement” means a written agreement between the Company and a Director evidencing the terms and conditions of an individual Common Stock Equivalent grant.

    (k)  “Company” means Novell, Inc., a Delaware corporation.

    (l)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

    (m)  “Director” means a member of the Board.

    (n)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

    (o)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

    (p)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

    (q)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(u)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)  “Option” means a stock option granted pursuant to the Plan.

(w)  “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(x)  “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(y)  “Optionee” means the holder of an outstanding Award granted under the Plan.

(z)  “Outside Director” means a Director who is not an Employee.

(aa)      “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)      “Plan” means this Novell, Inc., 2000 Stock Plan.

(cc)      “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(dd)      “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ee)      “Retirement” means, as applicable, (i) a Service Provider who is not an Outside Director who leaves the employment of the Company at an age of 65 or older or (ii) a Service Provider who is an Outside Director who leaves the service of the Company at the age of 73.

(ff)      “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(gg)      “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh)      “Service Provider” means an Employee, Director or Consultant.

(ii)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(jj)  “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(kk)      “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 16,000,000, plus any forfeited Shares. For purposes of this Section 3, ”forfeited Shares” means any Shares issued pursuant to Awards made under the Plan that are forfeited to the Company pursuant to award terms and conditions, plus any Shares covered by Awards granted under the Plan that are canceled or forfeited. In no event, however, except as to Section 14 of the Plan shall more than 10,000,000 of the Shares eligible for issuance under the Plan be issued upon the exercise of Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Award expires or becomes unexercisable without having been exercised or converted in full, the unpurchased or unissued Shares which were subject thereto shall become available for future issuance under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right or conversion of a Common Stock Equivalent, shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future award under the Plan.

    Notwithstanding anything in the Plan to the contrary, the Administrator may provide that a portion of the Shares authorized for issuance under the Plan pursuant to this Section 3 may be distributed under the Novell, Inc. Stock-Based Deferred Compensation Plan to meet the Company’s obligations with respect to such plan. Any Shares used to meet the Company’s obligations under the Novell, Inc. Stock-Based Deferred Compensation Plan shall reduce the maximum aggregate number of Shares which may be optioned and sold under the Plan.

4.  Administration of the Plan.

    (a)  Procedure.

(i)      Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)      Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)      Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)      Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

    (b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

    (i)      to determine the Fair Market Value;

   (ii)      to select the Service Providers to whom Awards may be granted hereunder;

  (iii)      to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

  (iv)      to approve forms of agreement for use under the Plan;

   (v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), the time or times when Common Stock Equivalents may be converted to Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

  (vi)      to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

 (vii)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred treatment under foreign laws;

(viii)      to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

  (ix)      to allow Optionees to satisfy required withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or in connection with Shares acquired pursuant to a Stock Purchase Right or upon the conversion of a Common Stock Equivalent that number of Shares having a Fair Market Value equal to (or less than) the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

   (x)      to authorize any person to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator;

(xi)      to make all other determinations deemed necessary or advisable for administering the Plan.

    (c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

5.  Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Common Stock Equivalents may be granted to Outside Directors. Incentive Stock Options may be granted only to Employees.

6.  Limitations.

    (a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b)  Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

    (c)  The following limitations shall apply to grants of Options:

 (i)      No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

(ii)      In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection (i) above.

    (d)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

7.  Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

8.  Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.  Option Exercise Price and Consideration.

    (a)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of Fair Market Value, as shall be determined by the Administrator.

    (b)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

    (c)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

    (d)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

    (i)    cash;

   (ii)    check;

  (iii)    promissory note;

  (iv)    other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

   (v)    to the extent permitted by applicable law, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

  (vi)    a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

 (vii)    any combination of the foregoing methods of payment; or

(viii)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.  Exercise of Option.

    (a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b)  Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s Death, Disability, or Retirement, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c)  Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d)  Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. Immediately upon an Optionee’s death while a Service Provider, each of the Optionee’s outstanding Options shall become vested on an accelerated basis with respect to all Shares that would have become vested during the twelve (12) months following such death if Optionee had remained a Service Provider. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e)  Retirement.

 (i)      Optionees Other than Outside Directors. Following the Retirement of an Optionee who is not an Outside Director, the Option may be exercised by such Optionee within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), but only to the extent that the Option is vested on the date of Retirement. Immediately upon the Retirement of an Optionee who is not an Outside Director, each of such Optionee’s outstanding Options shall become vested on an accelerated basis with respect to all Shares that would have become vested during the twelve (12) months following such Retirement if such Optionee had remained a Service Provider. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty four (24) months following such Optionee’s Retirement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the time of Retirement, an Optionee who is not an Outside Director is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after Retirement, an Optionee who is not an Outside Director does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(ii)      Optionees Who Are Outside Directors. Following the Retirement of an Optionee who is an Outside Director, the Option may be exercised by such Optionee within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), but only to the extent that the Option is vested on the date of Retirement. Immediately upon the Retirement of an Optionee who is an Outside Director, each of such Optionee’s outstanding Options shall become vested on an accelerated basis with respect to all Shares that would have become vested following such Retirement if such Optionee had remained a Service Provider. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty four (24) months following such Optionee’s Retirement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after Retirement, an Optionee who is an Outside Director does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (f)  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.  Stock Purchase Rights.

    (a)  Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b)  Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including Death, Disability, or Retirement). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate or under such conditions as shall be determined by the Administrator and set forth in the restricted Stock Purchase Agreement.

    (c)  Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    (d)  Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

    No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.  Director Common Stock Equivalents.

    (a)  Elective Award of Common Stock Equivalents.

 (i)      Elective Award. An Outside Director may elect no later than March 1st of each calendar year to have up to one hundred percent (100%) of the Director’s Annual Retainer Fee for the following fiscal year converted to the award of Common Stock Equivalents (“Elective Award”). Such Common Stock Equivalents shall be awarded either (i) on the date that the Annual Retainer Fee is to be paid or (ii) pro rata on each date that installments of the Annual Retainer Fee are to be paid, whichever is applicable. The number of Common Stock Equivalents to be awarded on each such date shall be based on the Fair Market Value per Share on the date of the award.

(ii)      Conversion. The Common Stock Equivalents subject to an Elective Award shall be converted into Shares upon the earlier of (i) the termination of the individual’s service as a Director, (ii) a date specified by the Outside Director at the time the Director makes the election to receive the Elective Award, or (iii) as otherwise provided in Section 14. Upon the conversion of each Elective Award, the Outside Director (or his or her designated beneficiary or estate) shall receive the number of Shares equal to the whole number of Common Stock Equivalents then credited to the Director’s applicable Elective Award account.

    (b)  Awards in General. Common Stock Equivalents may be awarded either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. An Award of Common Stock Equivalents shall be made pursuant to a Common Stock Equivalent Agreement in such form as is determined by the Administrator.

    (c)  Bookkeeping Accounts; Nontransferability. The number of Common Stock Equivalents awarded pursuant to Section 12(a) shall be credited to a bookkeeping account established in the name of the Director. The Company’s obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. A Director’s right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

    (d)  Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents are credited to a Director’s account, there shall be credited to the Director’s account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Director would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Director’s account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date. The Company will pay the Director a cash payment in lieu of fractional Common Stock Equivalents on the date of such dividend payment.

    (e)  Shareholder Rights. A Director (or his or her designated beneficiary or estate) shall not be entitled to any voting or other shareholder rights as a result of the credit of Common Stock Equivalents to the Director’s account, until certificates representing Shares are delivered to the Director (or his or her designated beneficiary or estate) upon conversion of the Director’s Common Stock Equivalents pursuant to Section 12(a)(ii).

13.  Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

    (a)  Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Common Stock Equivalents credited to a Director’s account under Section 12, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares of Common Stock subject to the Incentive Stock Option limit set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

    (b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator may, in its discretion, provide (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable, (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated, and (iii) that any Common Stock Equivalents credited to a Director’s account under Section 12 shall convert into Shares (as provided in Section 12(a)) immediately prior to the consummation of any such dissolution or liquidation. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

    (c)  Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for such Awards: (i) each Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable; (ii) any Company repurchase option applicable to any Shares acquired upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares; and (iii) Common Stock Equivalents credited to a Director’s account under Section 12 shall convert into Shares (as provided in Section 12) immediately prior to the merger or sale of assets. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. If a Common Stock Equivalent converts to Shares in such event, the Administrator shall notify the Optionee at least fifteen (15) days prior to the consummation of the proposed transaction. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or for each Common Stock Equivalent immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or upon conversion of each Common Stock Equivalent, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

15.  Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. However, the date of grant of Common Stock Equivalents shall be determined in accordance with Section 12. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

16.  Amendment and Termination of the Plan.

    (a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b)  Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.  Conditions Upon Issuance of Shares.

    (a)  Legal Compliance. Shares shall not be issued pursuant to the exercise or conversion of an Award unless the exercise or conversion of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b)  Investment Representations. As a condition to the exercise or conversion of an Award, the Company may require the person exercising or converting such Award to represent and warrant at the time of any such exercise or conversion that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.  Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.